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[SANWA BANK LOGO]


                                                                    EXHIBIT 10.6

                               CREDIT AGREEMENT

                               (LINE OF CREDIT)

     This Agreement is made and entered into as of Sept. 21, 1999, by and between SANWA BANK CALIFORNIA (the "Bank") and TRINET EMPLOYER GROUP, INC. (the "Borrower"), on the terms and conditions that follow:


                                    SECTION

                                       1

                                  DEFINITIONS

1.1 Certain Defined Terms: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

     1.1.1 "ASP" or "Average Subscriber Payroll" shall mean the sum of payroll disbursements to Subscriber employees divided by the total Subscribers.

     1.1.2 "Advance": shall mean an advance to the Borrower under the credit facility (ies) described in Section 2.

     1.1.3 "Business Day": shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

     1.1.4 "Cash Flow": shall mean the sum of net income after tax and exclusive of extraordinary gains plus interest expense, plus depreciation and amortization expense minus dividends and distributions.

     1.1.5 "Collateral": shall mean the property described in Section 3, together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

     1.1.6 "Current Assets": shall mean current assets as determined in accordance with generally accepted accounting principles, less all amounts due from affiliates, officers or employees.

     1.1.7 "Current Liabilities": shall mean current liabilities as determined in accordance with generally accepted accounting principles, including any negative cash balance on the Borrower's financial statement and Indebtedness for borrowed money under lines of credit with the Bank used by the Borrower for working capital purposes.

     1.1.8 "Debt": shall mean all interest bearing liabilities of the Borrower less Subordinated Debt, if any.

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     1.1.9   "EBITDA": shall mean earnings exclusive of extraordinary gains and before deductions for interest expense, taxes, depreciation and amortization expense.

     1.1.10 "Effective Tangible Net Worth": shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense, and similar intangible items including, but not limited to, investments in and all amounts due from affiliates, officers or employees).

     1.1.11 "Environmental Claims": shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     1.1.12 "Environmental Laws": shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

     1.1.13  "Environmental Permits": shall have the meaning provided in Section
             5.11 hereof.

     1.1.14 "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     1.1.15  "Event of Default": shall have the meaning set forth in Section 7.

     1.1.16 "Expiration Date": shall mean March 31, 2000, or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 8, whichever shall occur first.

     1.1.17 "Hazardous Materials": shall mean all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

     1.1.18 "Indebtedness": shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (ii)

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             obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

     1.1.19 "LIBOR Rate Advance": shall have the meaning provided in Section 2.1.5.

     1.1.20 "LIBOR Interest Period": shall have the meaning provided in Section 2.1.5.

     1.1.21 "LIBOR Rate": shall have the respective meaning provided in Section 2.1.5.

     1.1.22 "Line Account": shall have the meaning provided in Section 2.2 hereof.

     1.1.23 "Line of Credit": shall mean the credit facility described as such in Section 2.

     1.1.24 "Obligations": shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

     1.1.25 "Ordinary Course of Business": shall mean, with respect to any transaction involving the Borrower or any of its subsidiaries or affiliates, the ordinary course of the Borrower's business, as conducted by the Borrower in accordance with past practice and undertaken by the borrower in good faith and not for the purpose of evading any covenant or restriction in this Agreement or in any other document, instrument or agreement executed in connection herewith.

     1.1.26 "PAP": shall mean Performance Assurance Payments or deposits which are made by Subscribers pursuant to a Subscriber Service Agreement between Borrower and its Subscribers and held in a trust account with Bank.

     1.1.27 "Permitted Liens": shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges not yet due; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the Ordinary Course of Business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the Ordinary Course of Business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 5.7 hereof; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.

     1.1.28 "Prior Agreement": means and refers to that certain Equipment Purchase Line of Credit Agreement dated as of September 29, 1998, between Bank and Borrower.

     1.1.29 "Reference Rate": shall mean an index for a variable interest rate which is quoted, published or announced by Bank as its reference rate and as to which loans may be made by Bank at, above or below such rate.

     1.1.30 "Subordinated Debt": shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

     1.1.31 "Subscriber": shall mean an individual or firm who has entered into a Subscriber Service Agreement with Borrower, whereby Borrower provides certain payroll and other services to the subscriber.

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     1.1.32  "Term Loan": means and refers to the term loan described in
             Section 2.1.3.

     1.1.33 "This Agreement": means and refers to this Agreement and all amendments, supplements, modifications and addenda hereto,

     1.1.34 "Variable Rate Advance": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.35 "Variable Rate": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

1.2 Accounting Terms: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.3 Other Terms: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                    SECTION

                                       2

                               CREDIT FACILITIES

2.1  THE LINE OF CREDIT

     2.1.1 The Line of Credit: On terms and conditions as set forth herein, the Bank agrees to make Advances to the Borrower from time to time from the date hereof to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed $4,000,000.00 (the "Line of Credit"). Any sums repaid under the Line of Credit may not be re-borrowed. Advances under the Line of Credit shall be used for the only for the purposes set forth in
             Exhibit 2.1.1, and in amounts not to exceed those specified for each such purpose. The amount of any and all Advance shall be subject to any further limitations set forth in Exhibit 2.1.1.

             Bank shall have no duty to make any requested Advance hereunder if Borrower has not provided Bank with such invoices and satisfactory supporting documentation (including, without limitation, an itemized list of allocated costs prior to such Advance) as Bank may require to evidence that the requested Advance has been or will be used by Borrower for the purposes and in the amounts specified in such exhibit.

     2.1.2 Making Line Advances: Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to the requirements of
             Section 4 and provided such request is made in a timely manner as provided in Section 2.1.6 below, Advances shall be made by the Bank under the Line of Credit.

     2.1.3 Repayment of Line of Credit: Unless sooner due in accordance with the terms of this Agreement or Bank has extended the Term Loan as contemplated herein, the Borrower hereby promises to pay in full on the Expiration Date, the aggregate unpaid principal amount of all Advances and then outstanding, together with all accrued and unpaid interest thereon. Bank agrees to lend to Borrower on the Expiration Date an amount equal to the

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             outstanding amount of all Advances (the "Term Loan") provided no
                                                      ----------
             Event of Default has occurred or is continuing on the Expiration Date, and provided such Term Loan is to be evidenced by and subject to a promissory note to be in form and content safisfactory to Bank and executed by Borrower. Interest shall accrue and be payable on the terms set forth in the promissory note. The proceeds of Term Loan shall be used solely to repay such Advances.

     2.1.4 Repayment of the Term Loan. The Term Loan shall be repaid in 36 monthly installments, such payments to begin on the April 30, 2000, and continue thereafter on the last day of each succeeding month to and including February 28, 2003, with a final payment due on March 31, 2003, at which time all outstanding principal plus all accrued and unpaid interest on such loan shall be immediately due and payable.

     2.1.5 Interest. Interest shall accrue from the date of each Advance at one of the following rates, as quoted by the Bank and as elected by the Borrower:

             (i) Variable Rate : A variable rate per annum equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate (the "Reference Rate") and as to which loans
                                         --------------
                    may be made by the Bank at, below or above such Reference Rate plus one percent (the "Variable Rate"). Interest shall
                                                -------------
                    be adjusted concurrently with any change in the Reference Rate. Each Advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance."
                                                  ---------------------

             (ii) LIBOR Rate. In addition to Variable Rate Advances, the Bank hereby agrees to make one or more Advances (in the minimum amount $250,000.00), which shall accrue interest at a fixed rate quoted by the Bank for a minimum of three months or for such other period of time that the Bank may elect to quote and offer (provided that any such period of time does not extend beyond the maturity date of the relevant Advance) [the "LIBOR Interest Period"]. Such interest rate (the
                          ---------------------
                    "LIBOR Rate") shall be a percentage approximately equivalent
                     ----------
                    to 3.60% in excess of LIBOR as determined by Bank. LIBOR means, as of the date the same is to be determined, the U.S. dollar London Interbank Offered Rate as of such date for a U.S. dollar deposit in an amount approximately equal to the amount of the relevant advance or term loan and for a period of time approximately equal to the relevant LIBOR Interest Period, as appearing on page 3750 (or such other page as may replace page 3750 of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first day of the relevant LIBOR Interest Period. Each Advance bearing interest at the LIBOR Rate is hereinafter referred to as a "LIBOR Rate Advance. "
                                                  ------------------

             (iii) Payment of Interest. On the Advances, Borrower hereby promises and agrees to pay interest monthly on the last day of each month beginning September 30, 1999, and continuing on the same date of each succeeding month thereafter. In addition, with respect to each LIBOR Rate Advance and/or advance bearing interest at the LIBOR Rate, Borrower promises to pay interest on the last day of the relevant LIBOR Interest Period pertaining thereto. Interest not paid when due shall be added to principal and become part thereof, and shall thereafter bear like interest. Interest shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

     2.1.6 Notice of Borrowing: Upon written or telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrower may borrow under the Line of Credit by requesting:



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          (i)  A Variable Rate Advance. A Variable Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Variable Rate Advance may, at the Bank's option, be made on the next Business Day.

          (ii) A LIBOR Advance. Notice of any LIBOR Advance shall be received by the Bank no later than two Business Days prior to the day (which shall be a Business Day) on which the Borrower requests such LIBOR Advance to be made.


     2.1.7 Notice of Election to Adjust Interest Rate. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, the Borrower may elect:

               (a) That interest on a Variable Rate Advance shall be adjusted to accrued at the LIBOR Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which Borrower requests that interest be adjusted to accrue at the LIBOR Rate.

               (b) That interest on a LIBOR Rate Advance shall continue to accrue at a newly quoted LIBOR Rate as the case may be or shall be adjusted to commence to accrue at the Variable Rate; provided,
                                                                       ---------
               however, that such notice shall be received by the Bank no later
               ---------
               than two business days prior to the last day of the LIBOR Interest Period pertaining to such LIBOR Rate Advance, as applicable. If the Bank shall not have received notice as prescribed herein of Borrower's election that interest on any LIBOR Rate Advance shall continue to accrue at the LIBOR Rate, Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the LIBOR Interest Period pertaining thereto.

     2.1.8 Prohibition Against Prepayment of LIBOR Rate Advances. Notwithstanding anything to the contrary, no prepayment shall be made on any LIBOR Rate Advance except on a day which is the last day of the LIBOR Interest Period pertaining thereto. If the whole or any part of any LIBOR Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to the Bank a prepayment premium equal to (and shall and indemnify the Bank for) (i) all costs and expenses incurred by the Bank and (ii) any loss deemed sustained by the Bank as a consequence of such prepayment, including loss of future interest income resulting from the re-employment of funds).

             The Bank shall be entitled to fund all or any portion of its LIBOR Rate Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all such through the sale of U.S. Treasury securities in the amount of the relevant advance or the relevant LIBOR Rate Advance and in maturities corresponding to the then applicable LIBOR Interest Period.

     2.1.9 Mandatory Conversion from LIBOR Rate to Variable Rate. In the event that the Bank, shall at any time determine that the accrual of interest on the basis of the LIBOR Rate (i) is unfeasible because the Bank is unable to determine such rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant LIBOR Interest Period pertaining thereto; or (ii) is or has become unlawful or unfeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any such Advance as the case may be shall be deemed to be a Variable Advance and interest shall thereupon immediately accrue at the Variable Rate."

     2.1.10 Indemnification for LIBOR Rate Costs. During any period of time in which interest on any Advance is accruing on the basis of the LIBOR Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the LIBOR Rate or at such fixed rate.

2.2  Line Account:

     2.2.1 The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facilities granted hereunder (the "Line Account"). The Bank shall provide the Borrower with a statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

     2.2.2 The Borrower hereby authorizes the Bank to charge, from time to time, against any or all of the Borrower's deposit accounts with the Bank any amount so due under this Agreement, including, but not limited to, account # 0560-53600 maintained with the Bank's Hayward Office (BBC).

     2.2.3 If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices herein or such other office as Bank shall from time to time designate.

2.3 Late Payment: In addition to any other rights the Bank may have hereunder, if any payment of principal or interest or any portion thereof, under this Agreement is not paid within 5 days of when due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

2.4 Prior Agreement. In consideration of the credit facility extended by Bank to Borrower hereunder, no further loans or advances will be made by Bank under the Prior Agreement, and the line of credit granted thereunder is hereby cancelled and terminated.

                                    SECTION

                                       3

                                  COLLATERAL

3.1 The Collateral: To secure payment and performance of all the Borrower's Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrower hereby grants the Bank a security interest in and to all of the following property ("Collateral"):

          (i) Equipment All goods now owned or hereafter acquired by the Borrower or in which the Borrower now has or may hereafter acquire any interest, including, but not limited to, all machinery, equipment, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof (the "Equipment").

          (ii) Inventory. All inventory now owned or hereafter acquired by the Borrower, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Borrower's custody or possession, together with all returns on accounts (the "Inventory").

          (iii) Accounts. All accounts, contract rights and general intangibles now owned or hereafter created or acquired by the Borrower, including, but not limited to, all receivables, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, copyrights and copyright applications, customer lists, business records and computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral.

          (iv) Documents. All documents, instruments and chattel paper now owned or hereafter acquired by the Borrower, including, but not limited to, warehouse and other receipts, bills of sale and bills of lading.

          (v) Monies. All monies, deposit accounts, certificates of deposit and securities of the Borrower now or hereafter in the Bank's or its agents' possession.

The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

The security interest granted to Bank in the Collateral shall not secure or be deemed to secure any Indebtedness of the Borrower to the bank which is, at the time of its creation, subject to the provisions of any state or federal consumer credit or truth-in-lending disclosure statutes.

                                    SECTION

                                       4

                             CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Initial Advance: The obligation of the Bank to make the initial Advance and the first extension of credit to or on account of the Borrower hereunder is subject to the conditions precedent that the Bank shall have received before the date of such initial Advance and such first extension of credit all of the following, in form and substance satisfactory to the Bank:

          (i) Authority to Borrow. Evidence that the execution, delivery and performance by the Borrower of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

          (ii) Fees. A loan fee of $10,000.00, such fee to be deemed to be fully earned upon payment.

          (iii) Financing Statements. Executed UCC-1 financing statement(s) describing the Collateral, which have been filed with the Secretary of State or the county recorder as a lien of first priority.

          (iv) Audit. The Bank shall have conducted an audit of the Borrower's books, records and operations and the Bank shall be satisfied as to the condition thereof.

          (v) Miscellaneous. Such other evidence as the Bank may request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

          (vi) Surepay Addendum. A new Addendum, in form and content satisfaction to the Bank, to Schedule A for Surepay Services under the Cash Management Service Master Agreement dated as of March 27, 1995, together with a documentation fee of $750.00, which fee shall be deemed fully earned upon payment.

4.2 Conditions Precedent to All Advances: The obligation of the Bank to make each Advance and each other extension of credit to or on account of the Borrower (including the initial Advance and the first extension of credit) shall be subject to the further conditions precedent that, on the date of each Advance or each extension of credit and after the making of such Advance or extension of credit.

          (i) Subsequent Approvals. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

          (ii) Representations and Warranties. The representations contained in Section 5 and in any other document, instrument or certificate delivered to the Bank hereunder are true, correct and complete.

          (iii) Event of Default. No event has occurred and is continuing which constitutes, or with the lapse of time or giving of notice or both, would constitute an Event of Default.

          (iv) Collateral. The security interest in the Collateral has been duly authorized, created and perfected with first priority and is in full force and effect.

The Borrower's acceptance of the proceeds of any loan, advance or extension of credit or the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall be deemed to constitute the Borrower's representation and warranty that all of the above statements are true and correct.
                                    SECTION

                                       5

                        REPRESENTATIONS AND WARRANTIES

     The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

5.1 Status: The Borrower is a corporation duly organized and validly existing under the laws of the state of California and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

5.2 Authoriy: The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

5.3 Legal Effect: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5.4 Fictitious Trade Styles: There are no fictitious trade styles used by the Borrower in connection with its business operations. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

5.5 Financial Statements: All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

5.6 Litigation: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations or on the Collateral.

5.7 Title to Assets: The Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

5.8 ERISA: If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

5.9 Taxes: The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

5.10 Margin Stock. The proceeds of any loan or advance hereunder will not be used to purchase or carry margin stock as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System.

5.11 Environmental Compliance. The operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course
           ---------------------
     operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; provided, however, that with respect to property
                            ---------
      leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws, or that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

5.12  Inventory:

          (i) The Borrower keeps correct and accurate records. (itemizing and describing the kind, type, quality and quantity of inventory, the Borrower's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto).

          (ii) All inventory is of good and merchantable quality, free from defects.

          (iii) The inventory is not stored with a bailee, warehouseman or similar party.

          (iv) The Borrower is not a "retail merchant" as defined in the California Uniform Commercial Code.

                                    SECTION

                                       6

                                   COVENANTS

The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

6.1 Reporting and Certification Requirements: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

          (i) Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual audited consolidated financial report of the Borrower for such year, prepared by a firm of certified public accountants acceptable to Bank and accompanied by an unqualified opinion of such firm.

          (ii) Not later than 45 days after the end of each quarter, the Borrower's financial statement as of the end of such period.

          (iii) Concurrently with the delivery of the financial reports required hereunder, a compliance certificate stating that the Borrower is in compliance with all covenants contained herein and that no Event of Default or potential Event of Default has occurred or is continuing, and certified to by the chief financial officer of the Borrower.

          (iv) Not later than 30 days after the end of each quarter, a report indicating the Average Subscriber Payroll listing Subscriber's names and average payroll per

                 Subscriber.

          (v) Not later than 30 days after the end of each fiscal quarter of the Borrower, a PAP report executed by the Borrower and detailing funds on deposit from its Subscribers.

          (vi) Promptly upon the Bank's request, such other information pertaining to the Borrower, the Collateral or any guarantor hereunder as the Bank may reasonably request, including evidence of Borrower's payment of payroll taxes.

6.2 Financial Condition: The Borrower promises and agrees, during the term of this Agreement and until payment in full of all of the Borrower's Obligations, the Borrower will maintain at all times:

          (i)    A minimum Effective Tangible Net Worth of at least $5,000,000.

          (ii) A ratio of Current Assets to Current Liabilities of not less than .90 to 1 through December 31, 2000 and 1.0 to 1 thereafter.

          (iii) A ratio of Cash Flow to the current portion of long term Debt plus interest expense of not less than 1.50 to 1, measured at each fiscal year-end.

          (iv) A ratio of Debt to EBITDA of not more than 1.5 to 1 at the end of each fiscal quarter, with EBITDA based upon the immediately preceding three fiscal quarters and the current quarter just ended.

6.3 Preservation of Existence; Compliance with Applicable Laws: Maintain and preserve its existence and all rights and privileges now enjoyed; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

6.4 Maintenance of Insurance: Keep and maintain the Collateral insured for not less than its full replacement value against all risks of loss and damage and maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank.

     With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with the original policy or binder of all such insurance.

6.5 Maintenance of Collateral and Other Properties: Except for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and property care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. The Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

6.6 Payment of Obligations and Taxes: Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment. Borrower agrees to pay all payroll taxes as they become due and upon the request of Bank, to provide Bank with evidence of such payments.

6.7 Inspection Rights and Accounting Records: The Borrower will maintain adequate books and records in accordance with generally accepted accounting principles consistently applied and in a manner otherwise acceptable to Bank, and, at any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

6.8 Redemption or Repurchase of Stock: Not redeem or repurchase any class of the Borrower's stock now or hereafter outstanding.

6.9 Additional Indebtedness: Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the Ordinary Course of Business.

6.10 Liens and Encumbrances: Not create, assume or permit to exist any security interest, encumbrance, mortgage, dead of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties except for Permitted Liens or as otherwise provided in this Agreement.

6.11 Transfer Assets: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets (including, but not limited to, the Collateral) except in the Ordinary Course of Business and, then, only for full, fair and reasonable consideration.

6.12 Change in Nature of Business: Not make any material change in its financial structure or the nature of its business as existing or conducted as of the date hereof.

6.13 Compensation of Employees: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

6.14 Notice: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $50,000.00 or which affects the Collateral; (iii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of the Borrower, and (iv) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its properties.

6.15 Environmental Compliance: The Borrower shall conduct its operations and keep and maintain all of its property in compliance with all Environmental Laws and, upon the written request of the Bank,the Borrower shall submit to the Bank, at the Borrower's sole cost and expense, at reasonable intervals, a report providing the status of any environmental, health or safety compliance, hazard or liability.

6.16  Inventory:

          (i) Except as provided herein below, the Borrower's inventory shall, at all times, be in the Borrower's physical possession, shall not be held by others on consignment, sale on approval, or sale or return and shall be kept only at: 101 Callan Avenue, 3rd Floor, San Leandro, CA 94577 and
                 ______________________________________________________________.

          (ii)   The Borrower shall keep correct and accurate records.

          (iii) All inventory shall be of good and merchantable quality, free from defects.

          (iv) The inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without the Bank's prior written consent and, in such event, the Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Bank, in form acceptable to the Bank, warehouse receipts in the Bank's name evidencing the storage of inventory.

          (v) At any reasonable time and from time to time, allow Bank to have the right, upon demand, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition and the Borrower agrees to reimburse the Bank for the Bank's reasonable costs and expenses in so doing.

6.17  Location and Maintenance of Equipment.:

          (i) The Equipment shall at all times be in the Borrower's physical possession, shall not be held for sale or lease, and shall be kept only at the following location(s): 101 Callan Avenue, 3rd Floor, San Leandro, CA 94577 and
                 ______________________________________________________________.

          (ii) The Borrower shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from the location(s) shown above or remove or permit to be removed any accessories now or hereafter placed upon, the Equipment.

          (iii) Upon the Bank's demand, the Borrower shall immediately provide the Bank with a complete and accurate description of the Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, the Borrower shall immediately notify the Bank of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Bank with a complete description of any such additional or replacement Equipment.

          (iv) The Borrower shall, at the Borrower's sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. The Borrower shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Bank. The Borrower shall not be released from any liability to the Bank hereunder because of any injury to or loss or destruction of the Equipment. The Borrower shall allow the Bank and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of the business of the persons having control or possession of the Equipment.

          (v) The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the Borrower.

6.18 Y2K Compliance. The Borrower shall perform all acts reasonably necessary to ensure that the Borrower becomes Year 2000 Compliant in a timely manner. Such acts shall include performing a review and assessment of all of Borrower's systems and adopting a plan with a budget for the remediation and testing of such systems. For the purposes hereof, "Year 2000 Compliant" shall mean that all software, hardware, firmware, equipment, goods or systems, utilized by and material to the business operations or financial condition of the Borrower, will properly perform date sensitive functions before, during and after the Year 2000. Borrower shall use its best efforts to remain informed as to whether its major customers, suppliers and vendors are Year 2000 Compliant. Borrower shall, upon the Bank's request, provide Bank with such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.


                                    SECTION

                                       7

                               EVENTS OF DEFAULT

     Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

7.1 Non-Payment: Any Borrower shall fail to pay the principal amount of any Obligations when due or interest on the Obligations within 5 days of when due.

7.2 Performance Under This Agreement: The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement or any other document or agreement executed by Borrower with or in favor of Bank and any such failure shall continue unremedied for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

7.3 Representations and Warranties; Financial Statements: Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

7.4 Other Agreements: If there is a default under any other agreement with Bank or under an agreement to which Borrower is a party with Bank or with a third party or parties resulting in a right by the Bank or by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

7.5 Insolvency: The Borrower or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) in an involuntary proceeding, any receiver, custodian or trustee shall have been appointed for all or substantial part of the Borrower's or guarantor's properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

7.6 Execution: Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

7.7 Suspension: The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

7.8 Material Adverse Change: If there occurs a material adverse change in the Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or there is a material impairment of the value or priority of the Bank's security interest in the Collateral.

7.9 Change in Ownership: There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.

7.10 Impairment of Collateral. There shall occur any injury or damage to all or any part of the Collateral or all or any part of the Collateral shall be lost, stolen or destroyed.

                                    SECTION

                                       8

                              REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

8.1 Acceleration: Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

8.2 Cease Extending Credit: Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

8.3 Termination: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

8.4 Protection of Security Interest: Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or lien in the

     Collateral. The Borrower hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Borrower hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

8.5 Foreclosure: Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document, in such manner and such order, as to all or any part of the properties subject to such security interest or lien, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Borrower hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Borrower's records pertaining thereto, or the Bank may require the Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of the sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of the Borrower to the Bank and shall be immediately paid by the Borrower to the Bank.

8.6 Non-Exclusivity of Remedies: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

8.7 Application of Proceeds: All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrower's indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrower to the Bank.

                                    SECTION

                                       9

                                 MISCELLANEOUS

9.1 Amounts Payable on Demand: If the Borrower shall fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower having so failed to pay such amount, create an Advance under this Agreement in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided hereunder.

9.2 Default Interest Rate: If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred or is continuing, the Borrower shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates then in effect under this Agreement.

9.3 Reliance and Further Assurances: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which the Borrower now or hereafter shall give, or cause to be given, to the Bank. Borrower agrees to execute all documents and instruments and to perform such acts as the Bank may reasonably deem necessary to confirm and secure to the Bank all rights and remedies conferred upon the Bank by this agreement and all other documents related thereto.

9.4 Attorneys' Fees: Borrower shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

9.5 Notices: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by facsimile delivery, or to such other address as may be specified from time to time in writing by either party to the other.

     To the Borrower:                            To the Bank:

     TRINET EMPLOYER GROUP, INC.                 SANWA BANK CALIFORNIA
     101 Callan Avenue, 3rd Floor                Hayward Office (BBC)
     San Leandro, CA 94577                       24299 Southland Drive
     Attn: Doug Devlin                           Hayward, CA 94545
                                                 Attn:  Elizabeth Saffo
     FAX: (510) 352-6480                                Assistant Vice President
                                                 FAX:   (510) 293-9365

9.6 Waiver: Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

9.7 Conflicting Provisions: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

9.8 Binding Effect; Assignment: This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell, assign or grant participation in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

9.9 Jurisdiction: This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of

      California without regard to conflict of law principles, to the jurisdiction of whose courts the parties hereby submit.

9.10 Waiver of Jury Trial: THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.11 Counterparts: This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

9.12 Headings: The headings herein set forth are solely for the purpose of identification and have no legal significance.

9.13 Entire Agreement and Amendments: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby. This Agreement may be amended only by an instrument in writing signed by the Borrower and the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.


BANK:                                            BORROWER:

SANWA BANK CALIFORNIA                            TRINET EMPLOYER GROUP, INC.

BY:  /s/ ELIZABETH SAFFO                         BY:  /s/ MARTIN BABINEC
     -----------------------------                    --------------------------
Name: Elizabeth Saffo, Assistant                 Name: Martin Babinec, President
      Vice President
                                                 BY: /s/ DOUGLAS DEVLIN
                                                     ---------------------------
                                                 Name: Douglas Devlin, Chief
                                                       Financial Officer

                                 Exhibit 2.1.1
            Schedule of Purposes and Maximum Loan Amounts and Costs

-----------------------------------------------------------------------------
        PROJECT NAME                             BUDGETED PROJECT COSTS
-----------------------------------------------------------------------------
          Pay to Bill                                  $  216,000
-----------------------------------------------------------------------------
          Canadian PTB                                 $  247,200
-----------------------------------------------------------------------------
          Reno Facility                                $  600,000
-----------------------------------------------------------------------------
          Web Deployment                               $1,453,800
-----------------------------------------------------------------------------
       Back Office Systems                             $  981,000
-----------------------------------------------------------------------------
    Additional Web Self-Service                        $  531,400
-----------------------------------------------------------------------------
    Additional Infrastructure                          $  511,000
-----------------------------------------------------------------------------
 Supporting Capital Expenditures                       $1,338,646
-----------------------------------------------------------------------------
            Total                                      $5,879,046
-----------------------------------------------------------------------------


Notwithstanding anything contrary contained in the credit agreement dated September 21, 1999 Sanwa Bank is obligated to advance funds in an amount not to exceed 80% of individual budgeted project costs, as designated in the table above. The Bank, in its sole discretion, may advance funds in an amount not to exceed 100% of individual budgeted project costs. Under no circumstances shall the Bank's aggregate funding exceed $4,000,000.00.

                   CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, TRINET EMPLOYER GROUP, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: any two, acting together, of the following officers: MARTIN BABINEC, as the PRESIDENT of the Corporation, or DOUGLAS DEVLIN, as the CHIEF FINANCIAL OFFICER of the Corporation, are authorized, in the name of and on behalf of the Corporation to:

     (a) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $30,000,000.00 exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

     (b) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

     (c) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

     (d) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

     (e) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

     (f) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

     (g) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the

          Corporation for the cost of any foreign currencies so purchased through the Bank.

     (h) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

          (1) request advances under lines of credit extended by the Bank to the Corporation;

          (2) apply for letters of credit or seek the issuance of bankers acceptances under which the Corporation shall be liable to the Bank for repayment,

          (3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

          (4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

          (5)  purchase and sell foreign currencies.

     (i) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am ____________________, the Secretary of TRINET EMPLOYER GROUP, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved by unanimous written consent.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

NAME OF OFFICER: MARTIN BABINEC             /s/ MARTIN BABINEC
                                            ------------------------------------
                                                      (SIGNATURE)
TITLE: PRESIDENT


NAME OF OFFICER: DOUGLAS DEVLIN             /s/ DOUGLAS DEVLIN
                                            ------------------------------------
                                                     (SIGNATURE)
TITLE: CHIEF FINANCIAL OFFICER

IN WITNESS WHEREOF, this document is executed as of the 21 day of September,
NAME OF CORPORATION:    TRINET EMPLOYER GROUP, INC.

                                       BY:  /s/ DOUGLAS P. DEVLIN
                                            ------------------------------------
                                      Name: Douglas P. Devlin, Secretary

[SANWA BANK LOGO]

                        TRINET: Construction-Draw Sheet

          Owner/Project:  Employer Group Inc.                             Draw #:                        Date:
------------------------------------------------------------------------------------------------------------------------------------
                                C             D               E             F               G               H              I
------------------------------------------------------------------------------------------------------------------------------------
          Description        Original       Previous       Previously      This          Borrower's     Net Request    Total Line
                              Budget        Request        Disbursed      Request          Equity       This  Draw     Draw to Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Project Name:                                               D10*.80                        F10*.20        F10-G10       E10+H10
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Pay to Bill                   $216,000       $100,000       $ 80,000       $100,000       $20,000        $ 80,000       $  160,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Canadian PTB                  $200,000       $190,000       $152,000       $ 30,000       $ 6,000        $ 24,000       $  176,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Reno Facility                 $100,000       $ 80,000       $ 64,000       $ 50,000       $10,000        $ 40,000       $  104,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Web Deployment                $150,000       $    0         $    0         $187,500       $37,500        $150,000       $  150,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Back Office Systems                                         $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Additional Web Self-Service                                 $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Additional Infrastructure                                   $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
Supporting Capex                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0          $    0         $      0
-----------------------------------------------------------------------------------------------------------------------------------
                                                            $    0                        $   0                         $      0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS                   $666,000       $370,000       $370,000       $367,500       $73,500        $294,000       $  664,000
------------------------------------------------------------------------------------------------------------------------------------

                        TRINET: Construction-Draw Sheet

          Owner/Project:  Employer Group Inc.                             Draw #:                        Date:
------------------------------------------------------------------------------------------------------------------------------------
                                   J             K               L
------------------------------------------------------------------------------------------------------------------------------------
          Description           Budget           %            Maximum
                               To Date         Drawn          Funding
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Project Name:                   D10+F10         110/J10     IF/(I10=C10*.8,"Y","N")
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Pay to Bill                    $200,000         80.00%             N
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Canadian PTB                   $220,000         80.00%             Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Reno Facility                  $130,000         80.00%             Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Web Deployment                 $187,500         80.00%             Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Back Office Systems                $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Additional Web Self-Service        $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Additional Infrastructure          $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
Supporting Capex                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
                                   $0           #DIV/0!            Y
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS                     $737,500                           Y
------------------------------------------------------------------------------------------------------------------------------------
TOTAL LINE AVAILABILITY                                                                                                 $3,336,000
------------------------------------------------------------------------------------------------------------------------------------

***SBCL funds advanced in an amount equal to 80% of individual actual project costs (assumes no project variance).
***Aggregate funding not to exceed $4,000,000.

***Prior to draw request-borrower to provide bank with:
1. Individual project receipts/invoices.
2. General breakdown of draw requests for hard costs and soft/labor costs.
3. Signed copy of construction-draw sheet.

                             ---------------------------
                             Trinet Employer Group, Inc.

[LOGO OF SANWA BANK CALIFORNIA]
                        AUTHORIZATION TO CHARGE ACCOUNT

 Hayward BBC  #2278 Office                   September______, 1999
 ------------------
     You are hereby authorized and instructed to charge $INVOICE AMOUNT to my/our (Checking/XXXXXX No. 0560-53600) account, (MONTHLY/XXXXXXXXXXXXX), beginning October 31, 1999, and credit a like amount to the following indicated account in the name of TriNet Employer Group, Inc. Checking Account____________ Savings Account No._____________ [_] [_] Loan No. 05224199670 ______________ [_]
                                                  -----------
at SLOC Office [X] In the event there are not sufficient funds in my/our account
   ----
on the day of the charge, you may at any time thereafter deduct in addition to the amount indicated above, a late charge in accordance with the terms of the above referenced loan.

     This authority is to remain in full force and effect until revoked by me in writing, or, in case of credit on loan account, until the loan is paid in full. Present contract calls for final payment on September_______ , 1999

CHARGE MUST ORIGINATE                  TRINET EMPLOYER GROUP, INC.
AT DEPOSITORY OFFICE                   _________________________________________
MIS-40 (03/90)                         Martin Babinec, President

                                       /s/ DOUGLAS DEVLIN
                                       -----------------------------------------
                                       Douglas Devlin, Chief Financial Officer

TO:       Rochelle Dineen, Group Credit          DATE:     September 10, 1999
FROM:     Elizabeth Saffo, Hayward BBC


RE: The Commercial Credit Agreement dated September 1999, executed by Trinet Employer Group, Inc. ("Borrower") and Sanwa Bank California ("Bank").

Section 6 Covenants- 6.8 Redemption or Repurchase of Stock: prohibits the
                         ----------------------------------
redemption or repurchase of any class of the Borrower's stock now or hereafter outstanding.

Martin Babinec and Doug Devlin are requesting permission to repurchase "diminimus stock" from external company shareholders. Pursuant to Section 6.8 of the Commercial Credit Agreement, the BBC is recommending that the Borrower be permitted to repurchase company stock in an amount not to exceed $50,000 per annum.

Recommended                                 Approved

/s/ELIZABETH SAFFO                          /s/ROCHELLE DINEEN  9/10/99
------------------                          ---------------------------------
Elizabeth Saffo, AVP                        Rochelle Dineen, VP
Hayward BBC                                 Group Credit, Northern Region

[LOGO OF SANWA BANK CALIFORNIA]



                        LOAN DISBURSEMENT INSTRUCTIONS

                                Line of Credit

Date:_____________________________,________________

The undersigned hereby instructs Sanwa Bank California to disburse the proceeds of this loan as shown below:

          DISBURSEMENT                                          AMOUNT


Credited to the following account: Any and all Advances will    $_______
be deposited into checking account #0560-53600 upon the request of the Borrower.



                                                                ========

                                       TOTAL:                   $_______

                                            BORROWER:

                                            TRINET EMPLOYER GROUP, INC.

                                            BY: /s/ MARTIN BABINEC
                                                --------------------------------
                                            NAME:  Martin Babinec, President



                                            BY: /s/ DOUGLAS DEVLIN, CFO
                                                --------------------------------
                                            NAME:  Douglas Devlin, Chief
                                                   Financial Officer

                                      -2-